Exhibit 10.21

STATE OF GEORGIA

COUNTY OF COBB

PROMISSORY NOTE

$315,810	October 20, 2017
Marietta, Georgia

FOR VALUE RECEIVED, the undersigned, DEEP GREEN WASTE AND RECYCLING, LLC, a Georgia limited liability company with an address of 3225 Shallowford Rd, NE, Suite 1020, Marietta, GA 30062 (“Maker”), does hereby promise to pay to the order of GORDON BOORSE, an Oregon resident with an address of __________________________________________________________________ (“Holder”), the principal sum of Three Hundred Fifteen Thousand Eight Hundred Ten and No/100 Dollars (US$315,810), in legal tender of the United States with simple interest included therein at the rate of seven percent (7%) per annum, and payable as follows:

$315,810 payable amortized over forty-eight (48) months, as reflected in the Amortization Schedule attached hereto as Exhibit “A”, and incorporated herein by reference, and payable in quarterly installments, with the first (1st) payment being due on the first (1st) day of the first (1st) month following ninety (90) days after the date of this Note, and with each subsequent payment being due on or before the first (1st) day of each third (3rd) month thereafter, until the entire amount is paid in full.

This Note is executed in conjunction with the purchase by Maker of not less than all of Holder’s ownership interests in and to (and representing all of the outstanding ownership interests in and to) COMPACTION AND RECYCLING EQUIPMENT, INC., an Oregon corporation with an address of 12250 SE Capps Rd., Clackamas, OR 97015, and the Share Purchase Agreement and all ancillary documentation thereto is hereby incorporated herein. The default provisions regarding Maker’s payment obligations herein set forth are expressly subject to Article XII of both the Share Purchase Agreement and to the Non-Competition, Non-Solicitation and Non-Disclosure Agreement executed by Holder contemporaneously herewith.

The total amount of this Note shall also be subject to Paragraphs III.B and C of the Share Purchase Agreement, providing for Adjustments to the amount owed under this Note, which amount, if so adjusted, shall be reflected by a revised Amortization Schedule, to be attached to this Note as Exhibit “A-1”, attached hereto and hereby incorporated by reference.

Any and all payments shall be made payable to Holder at the address hereinabove set forth, or at such other place as Holder may designate in writing. Maker shall have the right to prepay this Note without penalty. Maker shall pay an additional late fee of five percent (5%) of any payment (or portion thereof) which is more than five (5) days late.

Holder shall not exercise the right of acceleration of the balance of the indebtedness evidenced hereby until the tenth (10th) day after Holder provides written notice of default to Maker. Written notice shall specify the nature of any the default and set forth the method for cure of such default. If Maker does not cure any default by the tenth (10th) day after such notice, or has not commenced the action necessary to effect cure of a default which cannot in its nature be cured within ten (10) days, then Holder shall be empowered to exercise any and all of Holder’s remedies under this Note and Security Agreement of even date herewith incorporated herein by reference.

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If Maker fails to pay the amount herein required to be paid upon demand within the time period hereinabove provided after notice of said non-payment or non-compliance, and not otherwise as permitted herein, in the Asset Purchase Agreement and/or in the Non-Competition, Non-Solicitation and Non-Disclosure Agreement, the entire unpaid principal sum evidenced by this Note, shall, at Holder’s option and without further notice to Maker, become due and may be collected forthwith, time being of the essence of this contract.

Maker does hereby expressly warrant and represent that there is not as of the date hereof any contract, agreement or understanding, written or oral, between Maker and any person or entity whatsoever which in any manner limits or affects the liability of Maker hereunder, nor shall Maker enter into any such contract, agreement or understanding prior to the payment, in full, of the indebtedness evidenced hereby.

None of the rights and remedies of Holder hereunder are to be waived or affected by Holder’s failure or delay, if any, to exercise them. All remedies conferred upon Holder by law or by this Note or by any other instrument or agreement shall be cumulative, and none is exclusive. Such remedies may be exercised concurrently or consecutively at Holder’s option.

All notices and payments permitted or required hereunder shall be in writing and shall be deemed to have been duly and properly given and received as of the earlier of the date and time of personal delivery or three (3) days following the date the same are deposited with the United States Postal Service, postage prepaid, sent certified mail via tracking method, and addressed as hereinabove specified, or at such other address as Maker or Holder may at any time and from time to time specify to the other by notice as herein provided.

This Note shall be construed and interpreted in accordance with the laws of the State of Georgia, and the Cobb County Courts shall serve as exclusive jurisdiction in connection with any litigation arising out of this Note. The terms of this Note shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns. The term “Maker” and “Holder” shall be deemed to include the heirs, personal representatives, successors and assigns of each of the parties hereto and such terms shall be deemed to include the singular or plural or the masculine, feminine or neuter gender as the context may so require.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals the day and year first above written.

I HAVE READ AND UNDERSTAND ALL OF THE TERMS AND CONDITIONS OF THIS PROMISSORY NOTE.

DEEP GREEN WASTE & RECYCLING, LLC

	(SEAL)			(SEAL)
Gordon Boorse		By:	Bill Edmonds, President

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